                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-107535
             8 7/8% Senior Notes due 2010 CUSIP Nos. 749564 AA 8 and U76218 AA 1
               10 7/8% Senior Subordinated Notes due 2012 CUSIP Nos. 749564 AC 4
                                                                 and U76218 AB 9


                               R.H. DONNELLEY INC.

                  PROSPECTUS SUPPLEMENT DATED SEPTEMBER 3, 2004
                     TO THE PROSPECTUS DATED AUGUST 1, 2003

         The selling security holders table on pages 28-47 of the prospectus, as amended, is hereby further amended to add the information regarding the following entity in the prospectus and its amounts of 8 7/8% senior notes due 2010 and 10 7/8% senior subordinated notes due 2012.

                                                Senior Notes                         Senior Subordinated Notes
                                   ----------------------------------------------------------------------------------
                                                                               Principal Amount      Principal Amount
                                      Principal Amount    Principal Amount        of Senior             of Senior
                                      of Senior Notes     of Senior Notes       Subordinated           Subordinated
Name of Selling Security Holder           Owned               Offered            Notes Owned          Notes Offered
---------------------------------------------------------------------------------------------------------------------
Pearl Long Term Fund Global High
   Yield Bond.................          $  500,000          $  500,000            $  750,000           $  750,000
